Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288729

PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED JULY 17, 2025

500,000 Depositary Shares Each Representing a 1/100th Interest in a Share of 7.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C

We are offering 500,000 depositary shares, each representing a 1/100th ownership interest in a share of our 7.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.001 per share (the “Series C Preferred Stock”), with a liquidation preference of $1,000 per depositary share (equivalent to $100,000 per share of Series C Preferred Stock). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.

We will pay dividends on the Series C Preferred Stock, when, as, and if declared by our Board of Directors (or a duly authorized committee thereof), to the extent that we have lawfully available funds to pay dividends, quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on August 15, 2026. Any such dividends will be calculated based on the liquidation preference of the Series C Preferred Stock (i) from the date of issuance to but excluding August 15, 2031 (the “First Reset Date”), at a rate of 7.250% per annum, and (ii) from and including the First Reset Date, during each reset period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 3.078 percentage points. Upon payment of any dividends on the Series C Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series C Preferred Stock will not be cumulative. If for any reason our Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series C Preferred Stock for any dividend period, that dividend will not accrue or be payable and we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period. Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including the capital adequacy regulations and policies established by the Board of Governors of the Federal Reserve System.

We may redeem the Series C Preferred Stock at our option, subject to regulatory approval, (1) in whole or in part, from time to time, on the First Reset Date or any dividend payment date thereafter, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. If we redeem the Series C Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares.

We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system.

The Series C Preferred Stock will not have any voting rights, except the limited ones set forth under “Description of the Series C Preferred Stock—Voting Rights” beginning on page S-26.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-13.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Series C Preferred Stock are a savings account, deposit or other obligation of a bank and neither are insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

	Public Offering Price	Underwriting Discount	Proceeds to Synchrony (Before Expenses)
Per depositary share	$1,000.00	$10.00	$990.00
Total	$500,000,000.00	$5,000,000.00	$495,000,000.00

The underwriters expect to deliver the depositary shares in book entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment in New York, New York on or about June 5, 2026.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the immediately prior paragraph, which will be the business day following the date of the pricing of the depositary shares (“T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to one business day before the settlement date will be required, by virtue of the fact that the depositary shares initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers

BofA Securities	Barclays	Morgan Stanley

Passive Book-Running Managers

J.P. Morgan	Mizuho	RBC Capital Markets

TD Securities	Wells Fargo Securities

Co-Managers

Academy Securities	Blaylock Van, LLC	CastleOak Securities, L.P.	Mischler Financial Group, Inc.

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Siebert Williams Shank

June 2, 2026

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of depositary shares. The second part, the accompanying prospectus dated July 17, 2025, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Certain Defined Terms

Except as the context may otherwise require in this prospectus supplement, references to:

•	“we,” “us,” “our” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries;

•	“Synchrony” are to SYNCHRONY FINANCIAL only;

•	the “Bank” are to Synchrony Bank (a subsidiary of Synchrony);

•	the “Board of Directors” or “Board” are to Synchrony’s board of directors; and

•	“CECL” are to the impairment model known as the Current Expected Credit Loss model, which is based on expected credit losses.

S-ii

For a description of certain other terms we use, including “active account” and “purchase volume,” see the notes to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for the Three Years Ended December 31, 2025—Other Financial and Statistical Data” in our Annual Report on Form 10-K for the year ended December 31, 2025. There is no standard industry definition for many of these terms, and other companies may define them differently than we do.

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus supplement, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship.

Unless otherwise indicated, references to “loan receivables” do not include receivables held for sale.

“Synchrony” and its logos and other trademarks referred to in this prospectus supplement, including CareCredit®, Quickscreen®, Dual Card™, Synchrony Car Care™ and SyPI™, belong to us. Solely for convenience, we refer to our trademarks in this prospectus supplement without the TM and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries, including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” For the three months ended March 31, 2026, we financed $43.0 billion of purchase volume and had 68.8 million average active accounts and at March 31, 2026, we had $100.1 billion of loan receivables.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. In addition, through the Bank, we offer, directly to retail, affinity relationships and commercial customers, a range of deposit products insured by the FDIC, including certificates of deposit, individual retirement accounts, money market accounts, savings accounts and sweep and affinity deposits. We also take deposits at the Bank through third-party firms that offer our FDIC-insured deposit products to their customers. Our deposit base has continued to serve as a source of stable and diversified low-cost funding for our credit activities. At March 31, 2026, we had $82.9 billion in deposits, which represented 83% of our total funding sources.

We conduct our operations through a single business segment. Profitability and expenses, including funding costs, credit losses and operating expenses, are managed for the business as a whole. Substantially all of our revenue generating activities are within the United States and are aligned through five sales platforms (Home & Auto, Digital, Diversified & Value, Health & Wellness and Lifestyle). Those platforms are organized by the types of partners we work with, and are measured on interest and fees on loans, loan receivables, active accounts and other sales metrics.

Our Home & Auto sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through a broad network of partners and merchants providing home and automotive merchandise and services, as well as our Synchrony Car Care network and Synchrony HOME credit card offering. Our Home & Auto sales platform partners include a wide range of key retailers in the home improvement, furniture, bedding, flooring, appliance and electronics industries, such as Ashley HomeStores Inc., Floor & Decor, Lowe’s and Mattress Firm, as well as automotive merchandise and services, such as Chevron and Discount Tire. In addition, we also have program agreements with manufacturers, buying groups and industry associations, such as Generac, Nationwide Marketing Group and the Home Furnishings Association.

Our Digital sales platform provides comprehensive payments and financing solutions with integrated digital experiences through partners and merchants who primarily engage with their consumers through digital channels. Our Digital sales platform includes key partners delivering digital payment solutions, such as PayPal, including our Venmo program, online marketplaces, such as Amazon, and digital-first brands and merchants, such as the QVC Group, Inc., Verizon and Virgin Red.

Our Diversified & Value sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through large retail partners who deliver everyday value to consumers shopping for daily needs or important life moments. Our Diversified & Value sales platform is comprised of six large retail partners: Belk, Fleet Farm, JCPenney, OnePay, Sam’s Club and TJX Companies, Inc.

Our Health & Wellness sales platform provides comprehensive healthcare payments and financing solutions, through a network of providers and retail locations, for those seeking health and wellness care for themselves, their families and their pets, and includes our CareCredit brand, as well as partners such as Walgreens.

Our Lifestyle sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through partners and merchants who offer merchandise in power sports, outdoor power equipment, and other industries such as sporting goods, apparel, jewelry and music. Our Lifestyle sales platform partners include a wide range of key retailers in the apparel, specialty retail, outdoor, music and luxury industry, such as American Eagle, Dick’s Sporting Goods, Guitar Center, Pandora, Polaris, Suzuki and Sweetwater.

Additional Information

Our corporate headquarters and principal executive offices are located at 777 Long Ridge Road, Stamford, Connecticut 06902. Our telephone number at that address is (203) 585-2400. Our internet address is www.synchrony.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

As used in this section, references to “Synchrony,” “the Issuer,” “we,” “us” and “our” mean SYNCHRONY FINANCIAL, excluding its subsidiaries.

Issuer	SYNCHRONY FINANCIAL

Securities Offered	500,000 depositary shares, each representing a 1/100th ownership interest in a share of 7.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.001 per share (the “Series C Preferred Stock”), with a liquidation preference of $1,000 per depositary share (equivalent to $100,000 per share of Series C Preferred Stock). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including with respect to dividends, voting, redemption and liquidation rights). We reserve the right to re-open this series of preferred stock and issue additional shares of the Series C Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Series C Preferred Stock.

Dividends	We will pay dividends on the Series C Preferred Stock, when, as, and if declared by our Board of Directors or a duly authorized committee of our Board of Directors to the extent that we have lawfully available funds to pay dividends, quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on August 15, 2026. Any such dividends will be calculated based on the liquidation preference of the Series C Preferred Stock from the date of issuance at a rate of 7.250% per annum, to but excluding, the First Reset Date.

From and including the First Reset Date, during each reset period, any such dividends will be calculated based on the liquidation preference of the Series C Preferred Stock at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent reset dividend determination date plus 3.078 percentage points. See also “—Dividend Payment Dates” on page S-6. Upon payment of any dividends on the Series C Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series C Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of our Board of Directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Series C Preferred Stock for any future dividend period.

Our ability to pay dividends is subject to bank regulatory requirements, including the capital adequacy regulations and policies established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

While the Series C Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of preferred stock, if any, have been paid in full or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•	a dividend payable solely in junior stock, or

•	any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under any such plan;

•

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; or

•

the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•	no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for

•	a sinking fund for the redemption of any such securities by us), during a dividend period, other than:

•	pursuant to pro rata offers to purchase all, or a pro rata portion of the Series C Preferred Stock and such parity stock, if any;

•	as a result of a reclassification of parity stock for or into other parity stock;

•	the exchange or conversion of parity stock for or into other parity stock or junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock;

•

purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

•	the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; or

•

the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

While the Series C Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Series C Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside, no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any securities that rank equally with the Series C Preferred Stock. When dividends are not paid in full upon the shares of Series C Preferred Stock and any parity stock (including our outstanding 5.625% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and our outstanding 8.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”)) all dividends declared upon shares of Series C Preferred Stock and parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series C Preferred Stock, and accrued dividends, including any accumulations on parity stock, if any, bear to each other.

Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy regulations and policies of the Federal Reserve. See

“Description of the Series C Preferred Stock—Dividends” beginning on page S-20.

Dividend Payment Dates	Dividends on the Series C Preferred Stock will be payable when, as, and if declared by our Board of Directors or a duly authorized committee of our Board of Directors, quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on August 15, 2026 (each a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Redemption	The Series C Preferred Stock is perpetual and has no maturity date. Subject to regulatory approval, we may redeem the Series C Preferred Stock at our option, (i) in whole or in part, from time to time, on the First Reset Date or any dividend payment date thereafter, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. If we redeem the Series C Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock.

Any redemption of the Series C Preferred Stock is subject to our receipt of prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital adequacy regulations and policies of the Federal Reserve applicable to redemption of the Series C Preferred Stock.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock.

Distributions will be made only to the extent of our assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock and pro rata as to the Series C Preferred Stock and any other shares of our stock ranking equally as to such distribution, if any.

Ranking	Shares of the Series C Preferred Stock:

•	will rank senior to our common stock,

•	will rank junior to any of our existing and future indebtedness;

•	will rank equally with our Series A Preferred Stock and Series B Preferred Stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up; and

•

will rank at least equally with each other series of our preferred stock, including the Series A Preferred Stock and the Series B Preferred Stock, we may issue if provided for in the certificate of designations relating to such preferred stock or otherwise (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock and all other parity stock, including the Series A Preferred Stock and the Series B Preferred Stock), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. See “Description of the Series C Preferred Stock-Other Preferred Stock.”

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims.

No Maturity	The Series C Preferred Stock does not have any maturity date, and we are not required to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve to do so.

Voting Rights	Holders of the Series C Preferred Stock and the depositary shares will have limited voting rights. See “Description of the Series C Preferred Stock—Voting Rights.”

Preemptive and Conversion Rights	None.

Listing	None.

Tax Consequences	For a discussion of the material U.S. federal income tax consequences relating to the Series C Preferred Stock and the depositary shares, see the section entitled “Material United States Federal Income Tax Consequences” beginning on page S-34 in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from the sale of depositary shares in this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $493.3 million. We intend to use the net proceeds from our sale of the depositary shares in this offering for general corporate purposes. See “Use of Proceeds.”

Depositary Agent, Transfer Agent & Registrar	Computershare Trust Company, N.A. and Computershare Inc. will be the transfer agent and registrar for the Series C Preferred Stock, in their respective capacities.

Calculation Agent	We will appoint a calculation agent for the Series C Preferred Stock prior to the reset dividend determination date preceding the First Reset Date. We may appoint an affiliate of ours as calculation agent.

Risk Factors	See the sections entitled “Risk Factors” beginning on page S-13 and under the captions “Risks—Risk Factors Relating to Our Business” and “Regulation—Risk Factors Relating to Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, for a discussion of some of the factors you should consider before investing in the depositary shares.

Summary Historical Financial Information

The following tables set forth selected historical consolidated financial information. The selected historical consolidated financial information at March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited and has been derived from our unaudited historical condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The selected historical consolidated financial information at December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 has been derived from our historical consolidated financial statements, which have been audited by KPMG LLP and are included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement. The selected historical consolidated financial information at December 31, 2023, 2022 and 2021 and for the years ended December 31, 2022 and 2021 has been derived from our audited historical consolidated financial information not included or incorporated by reference in this prospectus supplement.

The results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period. You should read this information in conjunction with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Condensed Consolidated Statements of Earnings Information

	Three Months Ended March 31		Years Ended December 31,
($ in millions, except per share data)	2026	2025	2025	2024	2023	2022	2021
Interest income	$5,603	$5,550	$22,601	$22,645	$20,710	$17,146	$15,271
Interest expense	968	1,086	4,135	4,634	3,711	1,521	1,032

Net interest income	4,635	4,464	18,466	18,011	16,999	15,625	14,239
Retailer share arrangements	(1,070)	(895)	(4,005)	(3,407)	(3,661)	(4,331)	(4,528)
Provision for credit losses	1,335	1,491	5,225	6,733	5,965	3,375	726

Net interest income, after retailer share arrangements and provision for credit losses	2,230	2,078	9,236	7,871	7,373	7,919	8,985
Other income	133	149	520	1,521	289	380	481
Other expense	1,316	1,243	5,135	4,839	4,758	4,337	3,963

Earnings before provision for income taxes	1,047	984	4,621	4,553	2,904	3,962	5,503
Provision for income taxes	242	227	1,069	1,054	666	946	1,282

Net earnings	$805	$757	$3,552	$3,499	$2,238	$3,016	$4,221

Net earnings available to common stockholders	$784	$736	$3,469	$3,427	$2,196	$2,974	$4,179

Weighted average shares outstanding (in millions)
Basic	342.4	385.2	369.9	396.5	421.2	480.4	564.6
Diluted	346.0	389.4	373.9	400.6	423.5	483.4	569.3
Earnings per share
Basic	$2.29	$1.91	$9.38	$8.64	$5.21	$6.19	$7.40
Diluted	$2.27	$1.89	$9.28	$8.55	$5.19	$6.15	$7.34

Condensed Consolidated Statements of Financial Position Information

($ in millions)	At March 31,	At December 31,
	2026	2025	2024	2023	2022	2021
Assets:
Cash and equivalents	$20,559	$14,973	$14,711	$14,259	$10,294	$8,337
Debt securities	3,040	2,348	3,079	3,799	4,879	5,283
Loan receivables	100,085	103,808	104,721	102,988	92,470	80,740
Allowance for credit losses	(10,428)	(10,442)	(10,929)	(10,571)	(9,527)	(8,688)
Loan receivables held for sale	—	—	—	—	—	4,361
Goodwill	1,363	1,363	1,274	1,018	1,105	1,105
Intangible assets, net(1)	1,223	1,255	854	815	742	673
Other assets(1)	5,659	5,790	5,753	4,915	4,601	3,937
Assets held for sale	—	—	—	256	—	—

Total assets	$121,501	$119,095	$119,463	$117,479	$104,564	$95,748

Liabilities and Equity:
Total deposits	$82,894	$81,144	$82,062	$81,153	$71,735	$62,270
Total borrowings	16,428	15,182	15,462	15,982	14,191	14,507
Accrued expenses and other liabilities	5,702	6,003	5,359	6,334	5,765	5,316
Liabilities held for sale	—	—	—	107	—	—

Total liabilities	105,024	102,329	102,883	103,576	91,691	82,093
Total equity	16,477	16,766	16,580	13,903	12,873	13,655

Total liabilities and equity	$121,501	$119,095	$119,463	$117,479	$104,564	$95,748

(1)

Contract costs related to our retailer partner agreements, net of accumulated amortization, are presented as a component of Other assets on our Consolidated Statements of Financial Position for all periods presented, including amounts at December 31, 2022 and 2021 that were previously classified as Intangible assets. Prior period amounts, net of accumulated amortization, subject to reclassification were $545 million and $495 million at December 31, 2022 and 2021, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may,” “aim,” “focus,” “goal,” “confident,” “trajectory,” “priorities,” “designed,” “consider,” “opportunity” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for the Three Years Ended December 31, 2025—Business Trends and Conditions” in our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global, political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•

the impact of macroeconomic and geopolitical conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs), energy prices, global conflicts and an economic downturn or recession, and whether industry trends we have identified develop as anticipated;

•

the impact of changes made or influenced by the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy, including with respect to constraints on the pricing of our credit products;

•	the impact of the federal government shutdowns;

•	retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners;

•	cyber-attacks or other security incidents or breaches;

•	disruptions in the operations of our and our outsourced partners’ computer systems and data centers;

•	the financial performance of our partners;

•	product, pricing and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025;

•	the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance;

•	higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to grow our deposits in the future;

•	damage to our reputation;

•	our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, and lower payment rates on our securitized loan receivables;

•	changes in benchmark or market interest rates;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of acquisitions, dispositions and strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	failure of third-parties to provide various services that are important to our operations;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation, regulatory actions and compliance issues;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations;

•

regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that Synchrony and the Bank are or will become subject to as a result of having $100 billion or more in total assets;

•	impact of capital adequacy rules and liquidity requirements;

•	restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us;

•	regulations relating to privacy, information security and data protection;

•	use of third-party vendors and ongoing third-party business relationships; and

•	failure to comply with anti-money laundering and anti-terrorism financing laws.

See “Risk Factors” in this prospectus supplement and “Risks—Risk Factors Relating to Our Business” and “Regulation—Risk Factors Relating to Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings under the Exchange Act, for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

RISK FACTORS

You should carefully consider the following risks and those included in our Annual Report on Form 10-K for the year ended December 31, 2025 and the other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein before investing in the Series C Preferred Stock. These risks could materially affect our business, results of operations or financial condition and cause the trading price of the depositary shares to decline. You could lose part or all of your investment.

Risks Relating to This Offering

You are making an investment decision about both the depositary shares and the Series C Preferred Stock.

As described in this prospectus supplement, Synchrony is issuing depositary shares representing fractional interests in the Series C Preferred Stock. The depositary will rely solely on the payments it receives on the Series C Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

The Series C Preferred Stock will be an equity security and will be subordinate to Synchrony’s existing and future indebtedness, and Synchrony’s ability to pay dividends on the Series C Preferred Stock may be limited by regulatory policies and requirements.

The shares of Series C Preferred Stock will be equity interests in Synchrony and will not constitute indebtedness. This means that the depositary shares, which represent fractional interests in the Series C Preferred Stock, will rank junior to all existing and future indebtedness and other non-equity claims on Synchrony with respect to assets available to satisfy claims on Synchrony, including claims in the event of Synchrony’s liquidation. As of March 31, 2026, total liabilities of Synchrony and its subsidiaries, including indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities), were approximately $105.0 billion, and Synchrony’s total liabilities, including indebtedness (excluding, in each case, intercompany liabilities), were approximately $7.5 billion. Synchrony may incur additional liabilities (including indebtedness) in the future. Synchrony’s existing and future indebtedness may restrict payment of dividends on the Series C Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series C Preferred Stock, (1) dividends will be payable only if declared by Synchrony’s Board of Directors or a duly authorized committee of Synchrony’s Board of Directors, (2) dividends will not accumulate if they are not declared and (3) as a Delaware corporation, Synchrony may make dividend payments and redemption payments only out of funds legally available under Delaware law.

Also, as a savings and loan holding company, Synchrony’s ability to declare and pay dividends and redeem the Series C Preferred Stock is subject to various regulatory policies and requirements relating to capital actions. In particular, the federal banking agencies’ capital rules set forth criteria for qualifying additional Tier 1 capital instruments, including that any dividends on such instruments only be paid out of a banking organization’s net income, retained earnings and surplus related to other additional Tier 1 capital instruments. In addition, restrictions may be applied to Synchrony’s dividends based on the Federal Reserve’s review of its capital plan. Such criteria and restrictions could adversely affect Synchrony’s ability to pay dividends or may result in additional limitations on its ability to pay dividends or redeem shares of the Series C Preferred Stock.

Specifically, Synchrony is limited in its ability to pay dividends on or repurchase its stock, including the Series C Preferred Stock, by the Federal Reserve, including on the basis that doing so, under certain circumstances, would be an unsafe or unsound banking practice. Where Synchrony intends to declare or pay a dividend on the Series C Preferred Stock, it is expected to inform and consult with the Federal Reserve in advance to ensure that such dividend does not raise supervisory concerns. It is the policy of the Federal Reserve that a savings and loan holding company like Synchrony should generally pay dividends on common stock and preferred stock only out of earnings, and only if prospective earnings retention is consistent with the company’s capital needs and overall current and prospective financial condition.

According to guidance from the Federal Reserve, Synchrony’s dividend policies (including as they pertain to the Series C Preferred Stock) will be assessed against, among other things, Synchrony’s ability to achieve applicable Basel III capital ratio requirements. If Synchrony does not achieve applicable Basel III capital ratio requirements, it may not be able to pay dividends (including with respect to the Series C Preferred Stock). Although Synchrony currently expects to meet applicable Basel III capital ratio requirements, inclusive of the stress capital buffer, Synchrony cannot be sure that it will meet those requirements in the future or that even if it does, it will be able to pay dividends on the Series C Preferred Stock.

In evaluating the appropriateness of a proposed redemption or repurchase of stock, the Federal Reserve will consider, among other things, the potential loss that Synchrony may suffer from the prospective need to increase reserves and write down assets as a result of continued asset deterioration, and its ability to raise additional capital to replace the stock that will be redeemed or repurchased. The Federal Reserve also will consider the potential negative effects on Synchrony’s capital structure of replacing capital instruments with any lower-tier form of regulatory capital issued. Moreover, the Federal Reserve’s review of Synchrony’s capital plan may result in an increase in Synchrony’s capital requirements, including its stress capital buffer, and could result in restrictions on its ability to pay dividends, make other capital distributions, or redeem or repurchase its stock, including the Series C Preferred Stock.

The Series C Preferred Stock places no restrictions on Synchrony’s business or operations or on Synchrony’s ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of the Series C Preferred Stock—Voting Rights” beginning on page S-26 of this prospectus supplement.

The Series C Preferred Stock may be junior in rights and preferences to Synchrony’s future preferred stock, including senior stock authorized and issued without your consent.

The Series C Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series C Preferred Stock. It is possible that Synchrony may authorize and issue such shares without your vote or consent, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series C Preferred Stock is required to authorize or issue any shares of senior stock as described under “Description of the Series C Preferred Stock—Voting Rights.” In addition, the terms of any of Synchrony’s future preferred stock expressly senior to the Series C Preferred Stock may restrict dividend payments on the Series C Preferred Stock, except for dividends payable solely in shares of the Series C Preferred Stock. Unless full dividends for all of Synchrony’s outstanding preferred stock senior to the Series C Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series C Preferred Stock, and no shares of the Series C Preferred Stock may be repurchased, redeemed, or otherwise acquired by Synchrony, directly or indirectly, for consideration. This could result in dividends on the Series C Preferred Stock not being paid when due to you.

Dividends on the Series C Preferred Stock are discretionary and non-cumulative.

Dividends on the Series C Preferred Stock are discretionary and will not be cumulative. If Synchrony’s Board of Directors or a duly authorized committee of Synchrony’s Board of Directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and Synchrony will have no obligation to pay any dividend for that dividend period, whether or not Synchrony’s Board of Directors or a duly authorized committee of Synchrony’s Board of Directors declares a dividend on the Series C Preferred Stock for any future dividend period.

Additionally, when dividends are not paid in full upon the Series C Preferred Stock and any parity stock (including the Series A Preferred Stock and the Series B Preferred Stock), all dividends declared upon the Series C Preferred Stock and parity stock, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series C Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, bear to each other. Therefore, if Synchrony is not paying full dividends on any outstanding parity stock, Synchrony will not be able to pay full dividends on the Series C Preferred Stock.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed rate of 7.250% in effect until the First Reset Date.

The annual dividend rate on the Series C Preferred Stock for each reset period will be equal to the Five-Year U.S. Treasury Rate as of the most recent reset dividend determination date plus 3.078% per annum. Therefore, any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect Five-Year U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact Five-Year U.S. Treasury Rates.

The historical Five-Year U.S. Treasury Rates are not an indication of future Five-Year U.S. Treasury Rates.

In the past, Five-Year U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of Five-Year U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in Five-Year U.S. Treasury Rates is not an indication that Five-Year U.S. Treasury Rates are more or less likely to increase or decrease at any time after the First Reset Date, and you should not take the historical Five-Year U.S. Treasury Rates as an indication of future rates.

Credit ratings may not reflect all risks associated with an investment in the Series C Preferred Stock and the depositary shares.

Credit rating agencies rate the Series C Preferred Stock and the depositary shares on factors that include Synchrony’s results of operations, actions that Synchrony takes, their view of the general outlook for Synchrony’s industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing Synchrony on a watch list for possible future downgrading. Downgrading the credit rating of Synchrony’s depositary shares or placing Synchrony on a watch list for possible future downgrading would likely increase Synchrony’s cost of financing, limit Synchrony’s access to the capital markets and have an adverse effect on the market price of Synchrony’s securities, including the depositary shares offered hereby.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Series C Preferred Stock may not reflect all risks related to Synchrony and its business, or the structure or market value of the depositary shares.

The Series C Preferred Stock may be redeemed at Synchrony’s option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve, at Synchrony’s option, Synchrony may redeem the Series C Preferred Stock at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event,” such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series C Preferred Stock qualifies as a Tier 1 capital instrument. Synchrony may also redeem the Series C Preferred Stock at its option, either in whole or in part, from time to time on any dividend payment date on or after the First Reset Date, subject to the approval of the Federal Reserve. If Synchrony redeems the Series C Preferred Stock and the depositary redeems the depositary shares in respect thereof, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of the Series C Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event” beginning on page S-24 for more information on redemption of the Series C Preferred Stock.

Investors should not expect Synchrony to redeem the Series C Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series C Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series C Preferred Stock or the holders of the depositary shares offered by this prospectus supplement. The Series C Preferred Stock may be redeemed by Synchrony at its option, subject to regulatory approval, either in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date. The Series C Preferred Stock may also be redeemed by Synchrony at its option, subject to regulatory approval, at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event” as described herein. Any decision Synchrony may make at any time to propose a redemption of the Series C Preferred Stock will depend upon, among other things, Synchrony’s evaluation of its capital position, the composition of Synchrony stockholders’ equity and general market conditions at that time.

Synchrony’s right to redeem the Series C Preferred Stock is subject to limitations. Under the Federal Reserve’s capital adequacy regulations and policies applicable to savings and loan holding companies, any redemption of the Series C Preferred Stock is subject to prior approval of the Federal Reserve. Additionally, prior to redeeming the Series C Preferred Stock or immediately afterward, Synchrony is required to either replace the redeemed Series C Preferred Stock with an equal amount of Tier 1 capital instruments or demonstrate to the Federal Reserve’s satisfaction that following redemption, Synchrony will continue to hold capital commensurate with its risks. Synchrony cannot assure you that the Federal Reserve will approve any redemption of the Series C Preferred Stock that Synchrony may propose.

Synchrony’s ability to receive dividends and other distributions from its subsidiaries could affect its liquidity and ability to pay dividends.

Synchrony is a separate and distinct legal entity from its subsidiaries. Synchrony anticipates that dividends and other distributions to Synchrony from its direct and indirect subsidiaries (including the Bank) will represent a major source of funds for Synchrony to pay dividends on the Series C Preferred Stock, make payments on corporate debt securities and meet other obligations. There are various federal law limitations on the extent to which the Bank can finance or otherwise supply funds to Synchrony through dividends and loans. These limitations include capital adequacy regulations and policies of its regulators generally and specifically the Office of the Comptroller of the Currency, Prompt Corrective Action regulations, federal banking law requirements concerning the payment of dividends out of net profits or surplus, Sections 23A and 23B of the Federal Reserve Act and Regulation W governing transactions between an insured depository institution and its affiliates, requirements applicable to savings and loan holding companies under Regulation LL, as well as general federal regulatory oversight to prevent unsafe or unsound practices. If Synchrony’s subsidiaries’ earnings are not sufficient to make dividend payments to Synchrony while maintaining adequate capital levels, Synchrony’s liquidity may be affected and it may not be able to make dividend payments to holders of the Series C Preferred Stock, make payments on outstanding corporate debt securities or meet other obligations, each and any of which could have a material adverse impact on Synchrony’s results of operations, financial position or perception of financial health.

Holders of the Series C Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Series C Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series C Preferred Stock will have voting rights only with respect to authorizing or increasing the amount of any equity security ranking senior to the Series C Preferred Stock, certain changes in terms of the Series C Preferred Stock, certain nonpayment of dividends and as otherwise required by applicable law. See “Description of the Series C Preferred Stock—Voting Rights” beginning on page S-26 of this prospectus supplement. Holders of depositary shares must act through the depository to exercise any voting rights of the Series C Preferred Stock.

Offerings of debt, which is senior to the Series C Preferred Stock upon liquidation, may adversely affect the market price of Synchrony’s depositary shares.

Synchrony may attempt to increase Synchrony’s capital resources in the future or, if Synchrony’s regulatory capital ratios fall below the required minimums, Synchrony could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock and common stock. Furthermore, the federal banking agencies have recently proposed rules that would require certain savings and loan holding companies, including Synchrony, to issue minimum amounts of long-term debt. Upon liquidation, holders of Synchrony’s debt securities and lenders with respect to other borrowings will receive distributions of Synchrony’s available assets prior to the holders of its Series C Preferred Stock and depositary shares.

Synchrony cannot assure you that a liquid trading market for the depositary shares will develop, and you may find it difficult to sell your depositary shares.

Synchrony does not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. Currently, there is no secondary market for the depositary shares. The underwriters have advised Synchrony that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Synchrony cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

•	whether Synchrony declares or fails to declare dividends on the Series C Preferred Stock from time to time;

•	Synchrony’s operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of Synchrony’s competitors;

•	Synchrony’s creditworthiness;

•	the ratings given to Synchrony’s securities by credit-rating agencies, including the ratings given to the Series C Preferred Stock or depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting Synchrony or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of Synchrony’s depositary shares.

Synchrony may, in the future, determine that it is advisable, or Synchrony may encounter circumstances where Synchrony determines it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Synchrony’s Board of Directors is authorized to cause Synchrony to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Synchrony’s Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series C Preferred Stock with respect to dividends or upon Synchrony’s dissolution, winding up and liquidation and other terms. Though the approval of holders of depositary shares representing interests in the Series C Preferred Stock will be needed to issue any equity security ranking above the Series C Preferred Stock, if Synchrony issues preferred stock in the future that has preference over the Series C Preferred Stock with respect to the payment of dividends or upon liquidation, or if Synchrony issues preferred stock with voting rights that dilute the voting power of the Series C Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of this offering or other offerings, as well as other sales of a large block of depositary shares, Series C Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur.

The calculation agent will have the authority to make determinations that could affect the market value of your depositary shares.

Unless we have validly called all shares of the Series C Preferred Stock for redemption on the First Reset Date, we will appoint a calculation agent for the Series C Preferred Stock prior to the reset dividend determination date preceding the First Reset Date. We may appoint an affiliate of ours as calculation agent.

The calculation agent will make determinations with respect to the Series C Preferred Stock and related depositary shares as specified in this prospectus supplement and in the accompanying prospectus and may have discretion in calculating the amounts payable in respect of the Series C Preferred Stock and depositary shares. The exercise of this discretion by the calculation agent could adversely affect the value of your depositary shares and may present itself with a conflict of interest. We may change the calculation agent at any time without notice.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of depositary shares in this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $493.3 million. We intend to use the net proceeds from our sale of the depositary shares in this offering for general corporate purposes.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The following description supplements and, to the extent it is inconsistent, supersedes the description of the general provisions of our preferred stock set forth under “Description of Capital Stock—Preferred Stock” in the accompanying prospectus. As used in this description of the Series C Preferred Stock, “we,” “our,” “us” and “Synchrony” refer to SYNCHRONY FINANCIAL and not to any of our subsidiaries. The following description is qualified in its entirety by the Certificate of Designations relating to the Series C Preferred Stock (the “Certificate of Designations”), and where this description is inconsistent with the description of the Preferred Stock contained in the accompanying prospectus or the description of the Series C Preferred Stock in the Certificate of Designations, the Certificate of Designations will control.

General

The Series C Preferred Stock is a single series of our authorized preferred stock. We are offering 500,000 depositary shares, representing 5,000 shares of the Series C Preferred Stock, by this prospectus supplement and the accompanying prospectus. Shares of the Series C Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Series C Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Series C Preferred Stock through the depositary, as described in the section entitled “Description of Depositary Shares” beginning on page S-29 in this prospectus supplement.

Shares of the Series C Preferred Stock: (i) will rank senior to our common stock; (ii) will rank junior to any of our existing and future indebtedness; (iii) will rank equally with our outstanding Series A Preferred Stock and Series B Preferred Stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up and (iv) at least equally with each other series of preferred stock we may issue if provided for in the certificate of designations relating to such preferred stock or otherwise (except for any senior stock that may be issued with the requisite consent of the holders of the Series C Preferred Stock and all other parity stock, including the Series A Preferred Stock and the Series B Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. See “—Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Synchrony. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of Synchrony to redeem or repurchase the Series C Preferred Stock.

We reserve the right to re-open this series of preferred stock and issue additional shares of the Series C Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Series C Preferred Stock offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of holders of the Series C Preferred Stock or the depositary shares, issue additional shares of preferred stock that rank equally with or junior to the Series C Preferred Stock.

Dividends

General

Dividends on the Series C Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of our Board of Directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Series C Preferred Stock for any future dividend period. A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Stock.

Holders of Series C Preferred Stock will be entitled to receive, when, as, and if declared by our Board of Directors or a duly authorized committee of our Board of Directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2026 based on the liquidation preference of the Series C Preferred Stock at a rate equal to:

•	from the original issue date of the depositary shares, to but excluding, the First Reset Date, a fixed rate of 7.250% per annum; and

•

from, and including, the First Reset Date, during each reset period, a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent reset dividend determination date, plus 3.078% on the liquidation preference of $100,000 per share.

If declared by our Board of Directors or a duly authorized committee of our Board of Directors, we will pay dividends on the Series C Preferred Stock quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on August 15, 2026 (each such date, a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A “business day” means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York, are closed.

Dividends will be payable to holders of record of Series C Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our Board of Directors or a duly authorized committee of our Board of Directors. The corresponding record dates for the depositary shares will be the same as the record dates for the Series C Preferred Stock.

A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Stock. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

For any reset period commencing on or after the First Reset Date, the Five-Year U.S. Treasury Rate will be the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the reset dividend determination date for that reset period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any reset dividend determination date, as determined by the calculation agent in its sole discretion; provided that if no such calculation can be determined as described above, then:

•

if the calculation agent determines that the treasury rate has not been discontinued, then the calculation agent will use for such reset period a substitute base rate that it has determined is most comparable to the treasury rate; or

•

if the calculation agent determines that the treasury rate has been discontinued, then the calculation agent will use for such reset period and each successive reset period a substitute or successor base rate that it has determined is most comparable to the treasury rate; provided that, if the calculation agent determines there is an industry-accepted successor base rate to the treasury rate, then the calculation agent shall use such successor base rate.

If the calculation agent has determined a substitute or successor base rate in accordance with second bullet point immediately above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent reset dividend determination date, then a new substitute or successor base rate shall be determined as set forth in the first or second bullet point immediately above, as applicable, as if the previously-determined substitute or successor base rate was the treasury rate. If the calculation agent has determined a substitute or successor base rate, then the calculation agent will apply any technical, administrative or operational changes that we determine (including changes to the definitions of “dividend period”, “reset period”, “reset date” and “reset dividend determination date”, timing and frequency of determining rates with respect to each reset period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the treasury rate; provided that, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the substitute or successor base rate exists, the calculation agent will apply any such changes for calculating such substitute or successor base rate in such other manner as we determine is reasonably necessary.

The Five-Year U.S. Treasury Rate will be determined by the calculation agent on the reset dividend determination date. If the Five-Year U.S. Treasury Rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series C Preferred Stock called for redemption.

Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” on page S-24, unless we default in the payment of the redemption price of the shares of the Series C Preferred Stock called for redemption.

Additional Information

The ability of Synchrony to pay dividends in the future is subject to bank regulatory requirements, including capital adequacy regulations and policies established by the Federal Reserve.

So long as any share of Series C Preferred Stock remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians) and (3) no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians) unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series C Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the Series C Preferred Stock, if any, unless we have paid or set apart funds for the payment of dividends on the Series C Preferred Stock. When dividends are not paid in full upon the shares of Series C Preferred Stock and parity stock, if any, all dividends declared upon shares of Series C Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series C Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of Synchrony hereafter authorized over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Synchrony.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Synchrony that ranks on a parity with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Synchrony. As of the date of this prospectus supplement, there are no shares of parity stock outstanding. See “—Other Preferred Stock” below.

As used in this prospectus supplement, “senior stock” means any other class or series of stock of Synchrony ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Synchrony.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors or a duly authorized committee of our Board of

Directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy regulations and policies of the Federal Reserve.

Redemption

Optional Redemption

Redemption on or Following the First Reset Date

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Except upon a regulatory capital treatment event, as described below, the Series C Preferred Stock is not redeemable prior to the First Reset Date. On that date, and on any dividend payment date thereafter, we may redeem the Series C Preferred Stock at our option, subject to regulatory approval, in whole or in part, from time to time, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. Neither the holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event

Subject to regulatory approval by the Federal Reserve, we may redeem shares of the Series C Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends on the shares of Series C Preferred Stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by Synchrony that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series C Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that Synchrony will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the Federal Reserve’s capital adequacy regulations and policies (or, as and if applicable, the capital adequacy regulations and policies of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Series C Preferred Stock.

Redemption Procedures

If shares of the Series C Preferred Stock are to be redeemed, the notice of redemption shall be sent to the holders of record of the Series C Preferred Stock to be redeemed, sent not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series C Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series C Preferred Stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the certificates evidencing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price.

On and after the redemption date, dividends will cease to accrue on shares of Series C Preferred Stock, and such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under “—Voting Rights” below, except the right to receive the redemption price plus any declared and unpaid dividends. See “Description of Depositary Shares” beginning on page S-29 of this prospectus supplement for information about redemption of the depositary shares relating to the Series C Preferred Stock.

In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof, our Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s capital adequacy regulations applicable to savings and loan holding companies, any redemption of the Series C Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Investors should not expect Synchrony to redeem the Series C Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” on page S-16 in this prospectus supplement. Any redemption of the Series C Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital adequacy regulations and policies of the Federal Reserve applicable to redemption of the Series C Preferred Stock, including that we replace the redeemed Series C Preferred Stock with an equal amount of Tier 1 capital instruments or demonstrate to the Federal Reserve’s satisfaction that we will continue to hold capital commensurate with our risks.

Neither the holders of the Series C Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series C Preferred Stock. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Synchrony are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series C Preferred Stock and all holders of parity stock, if any, as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and parity stock, if any, the holders of our junior stock shall be entitled to receive all remaining assets of Synchrony according to their respective rights and preferences.

In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

For purposes of this section, the merger or consolidation of Synchrony with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Synchrony for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of Synchrony.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Preferred Stock, to participate in the assets of any of our subsidiaries, upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below, the holders of the Series C Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment

If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Series C Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on our Board of Directors shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series C Preferred Stock entitled thereto shall have been paid in full, the holders of shares of Series C Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any, to elect such two additional members of our Board of Directors to hold office for a term of one year; provided that our Board of Directors shall at no time include more than two additional directors elected by holders of shares of Series C Preferred Stock and any other equally ranked series of preferred stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series C Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series C Preferred Stock terminate for any reason, including under circumstances described above under “—Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any additional directors elected by the holders of Series C Preferred Stock and any other equally ranked series of preferred stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of preferred stock have similarly terminated.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise has the power to directly or indirectly exercise a “controlling influence” over our management or policies, will be required to obtain the prior approval of the Federal Reserve and be subject to regulation as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). In addition, at the time the series is deemed a class of voting securities, any other savings and loan holding company will be required to obtain the prior approval of the Federal Reserve under the HOLA to acquire or retain more than 5% of that class. Any other person (other than a savings and loan holding company) will generally be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.

Other Voting Rights

So long as any shares of Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series C Preferred Stock, voting separately as a class, shall be required to:

•

authorize or increase the authorized amount of, or issue shares of, any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend the provisions of our Amended and Restated Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series C Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of Synchrony will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock; or

•

consummate a binding share-exchange or reclassification involving the Series C Preferred Stock, or a merger or our consolidation with or into another entity unless (i) the shares of the Series C Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series C Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series C Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Amended and Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Restated Certificate of Incorporation.

Other Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.001 per share, without the approval of our stockholders. Our Board of Directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 300,000,000 shares of our capital stock are classified as preferred stock under our Amended and Restated Certificate of Incorporation. As of the date of this prospectus supplement, we have 1,250,000 shares of preferred stock outstanding.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc. collectively will be the depositary and will be the transfer agent and registrar for the Series C Preferred Stock, in their respective capacities. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Calculation Agent

Unless we have validly called all shares of Series C Preferred Stock for redemption on or prior to the First Reset Date, we will appoint a calculation agent with respect to the Series C Preferred Stock prior to the reset dividend determination date preceding the First Reset Date. We may appoint an affiliate of ours as calculation agent.

Preemptive and Conversion Rights

The holders of the Series C Preferred Stock do not have any preemptive or conversion rights.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to the Series C Preferred Stock.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Series C Preferred Stock. Each depositary share represents a 1/100th interest in a share of the Series C Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series C Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A., and Computershare Inc. collectively acting as depositary and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement” beginning on page S-31 of this prospectus supplement.

Immediately following the issuance of the Series C Preferred Stock, we will deposit the Series C Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information” in the accompanying prospectus.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of the Series C Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by the holders. If Synchrony makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series C Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/100th of the redemption price per share payable with respect to the Series C Preferred Stock (or $1,000 per depositary share), plus any declared and unpaid dividends.

Whenever we redeem shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot or in such other manner determined by us to be fair and equitable. The depositary will send notice of redemption to record holders of the depositary receipts not less than 10 and not more than 60 days prior to the date fixed for redemption of the Series C Preferred Stock and the related depositary shares.

Voting the Series C Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Series C Preferred Stock, holders of depositary receipts will be entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Series C Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will send the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the amount of the Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will not vote the amount of the Series C Preferred Stock represented by such depositary shares.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc. collectively will be the depositary and will be the transfer agent and registrar for the depositary shares, in their respective capacities. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Form of Series C Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement” on page S-31 in this prospectus supplement. The Series C Preferred Stock will be issued in registered form to the depositary.

Listing of Depositary Shares

We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose Deposit Agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under Deposit Agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the depositary shares, as of the date hereof. This summary deals only with depositary shares purchased in this offering for cash equal to the issue price of such depositary shares and held as a capital asset. Additionally, this summary does not deal with special situations. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

•

tax consequences to persons holding depositary shares as part of a hedging, integrated, or conversion transaction or a straddle, persons deemed to sell depositary shares under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	tax consequences to U.S. holders (as defined below) of depositary shares whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities that are treated partnerships for tax purposes, S corporations or other pass-through entities and investors in such entities;

•

tax consequences to controlled foreign corporations, foreign controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

•	any minimum tax consequences.

Finally, this summary does not address U.S. federal tax consequences other than income taxes (such as estate and gift tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to change, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of the depositary shares that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of the depositary shares.

If you are considering the purchase of depositary shares, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction and any non-income tax laws (such as estate or gift tax).

Treatment of Depositary Shares

Beneficial owners of depositary shares will be treated as owners of the underlying Series C Preferred Stock for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series C

Preferred Stock. This discussion assumes that only cash distributions will be made on the Series C Preferred Stock. You should consult your own tax advisors regarding the tax consequences of non-cash distributions made on the Series C Preferred Stock.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of depositary shares. “U.S. holder” means a beneficial owner of depositary shares for U.S. federal income tax purposes that is

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions

A distribution in respect of Series C Preferred Stock generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s tax basis in the depositary shares to the extent of the U.S. holder’s tax basis in such depositary shares. Any remaining excess will be treated as capital gain. Subject to certain holding period requirements and exceptions, dividends received by individual U.S. holders generally will qualify for taxation at special rates as “qualified dividends.” Dividends received by a corporate U.S. holder, except as described immediately below, generally will be eligible for the 50% dividends-received deduction.

A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective corporate investors should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares; and

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Series C Preferred Stock becomes ex-dividend with respect to such dividend).

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.

A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if the depositary shares were not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend with respect to the Series C Preferred Stock that:

•	equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received. An individual U.S. holder that receives any extraordinary dividends will be required to treat any losses on the sale of the depositary shares as long-term capital losses to the extent that such extraordinary dividends qualify for taxation at special rates as “qualified dividends.”

Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, or other taxable disposition of the depositary shares. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s tax basis in the depositary shares. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the depositary shares. Gain or loss recognized by a U.S. holder on a sale or exchange of the depositary shares will be long-term capital gain or loss if the U.S. holder held the depositary shares for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

If we redeem the Series C Preferred Stock underlying the depositary shares (in which case the depositary shares would be redeemed as described above in “Description of Depositary Shares—Redemption of Depositary Shares”), it generally would be a taxable event. A U.S. holder would be treated as if it had sold its depositary shares if the redemption:

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. holder.

In determining whether any of these tests has been met, shares of stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Series C Preferred Stock represented by depositary shares held by the U.S. holder, must be taken into account.

If we redeem the Series C Preferred Stock in a redemption that meets one of the tests described above, the U.S. holders generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than, in certain circumstances, stock of us or a successor to us) paid in redemption less the U.S. holder’s tax basis in the depositary shares represented by the redeemed Series C Preferred Stock. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.

If the redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property paid as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the depositary shares and thereafter would be treated as capital gain. If the redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining depositary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the depositary shares.

Backup Withholding and Information Reporting

When required, we or our paying agent will report to the U.S. holders of the depositary shares and to the Internal Revenue Service (“IRS”) amounts paid on or with respect to the depositary shares during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on the depositary shares and proceeds from the sale of the depositary shares at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of depositary shares. The term “non-U.S. holder” means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

Distributions

Any dividends paid in respect of Series C Preferred Stock represented by depositary shares (including any redemption that is taxed as a dividend under the rules described above under “—Consequences to U.S. Holders— Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares”) held by a non-U.S. holder will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected dividends to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder of depositary shares who wishes to claim the benefit of a treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in the depositary shares, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its depositary shares will be treated as gain from the sale of depositary shares as described under “—Sale, Exchange, Redemption or Other Taxable Dispositions of the Depositary Shares” below.

Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “—Consequences to U.S. Holders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares”) or other taxable disposition of depositary shares will not be subject to U.S. federal income tax with respect to such gain unless:

•

that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

the depositary shares constitute U.S. real property interests by reason of our status as a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. holder must properly submit the appropriate IRS Form W-8 (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain at regular U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, if certain conditions are met.

With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be a USRPHC for U.S. federal income tax purposes. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to non-U.S. holders the amount of dividends treated as paid to the non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make in respect of Series C Preferred Stock attributable to depositary shares held by the non-U.S. holder if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder or otherwise establishes an exemption. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition of depositary shares within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the non-U.S. holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

FATCA Legislation

Under Sections 1471 through 1474 of the Code, commonly known as “FATCA”, a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a non-financial foreign entity that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

You should consult your own tax advisor as to particular tax consequences to you of acquiring, holding, and disposing of the depositary shares, including the applicability and effect of other United States federal, state, local or foreign tax laws, and of any proposed changes in applicable law.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the depositary shares by employee benefit plans to which Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies; plans, individual retirement accounts and other arrangements to which Section 4975 of the Code applies and plans or arrangements to which the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”), apply; and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of which is referred to hereunder as a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“ERISA Plans”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws (such Plans referred to herein as “Similar Law Plans”).

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the depositary shares were acquired by an ERISA Plan with respect to which we or any of our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), a sale prohibited by Section 406(a)(1)(A) of ERISA or Section 4975(c)(1)(A) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

Prohibited transaction class exemptions, or PTCEs, issued by the United States Department of Labor, as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the depositary shares. Those class and statutory exemptions include:

•	PTCE 96-23—for certain transactions determined by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company separate accounts;

•	PTCE 84-14—for certain transactions determined by independent qualified professional asset managers; and

•	ERISA § 408(b)(17); Code § 4975(d)(20)—statutory exemption for certain transactions with service providers.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented in its fiduciary and its corporate capacity by its purchase and holding of the depositary shares that either:

•	it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of depositary shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the depositary shares, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition, holding and disposition of the depositary shares by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of the depositary shares to a Plan is in no respect, a representation by us or the underwriters that any investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated June 2, 2026, we have agreed to sell to the underwriters named below, for whom BofA Securities, Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as representatives, and the underwriters have severally and not jointly agreed to purchase the respective number of depositary shares set forth opposite their names below:

Underwriters	Number of Depositary Shares
BofA Securities, Inc.	113,350
Barclays Capital Inc.	113,350
Morgan Stanley & Co. LLC	113,300
J.P. Morgan Securities LLC	25,000
Mizuho Securities USA LLC	25,000
RBC Capital Markets, LLC	25,000
TD Securities (USA) LLC	25,000
Wells Fargo Securities, LLC	25,000
Academy Securities, Inc.	5,000
Blaylock Van, LLC	5,000
CastleOak Securities, L.P.	5,000
Mischler Financial Group, Inc.	5,000
R. Seelaus & Co., LLC	5,000
Samuel A. Ramirez & Company, Inc.	5,000
Siebert Williams Shank & Co., LLC	5,000

Total:	500,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $0.60 per depositary share. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of $0.40 per depositary share, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of depositary shares made outside of the United States may be made by affiliates of the underwriters.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Public Offering Price	Underwriting Discount	Proceeds to Synchrony (Before Expenses)
Per depositary share	$1,000.00	$10.00	$990.00
Total	$500,000,000.00	$5,000,000.00	$495,000,000.00

We estimate that our total expenses for this offering, excluding underwriting discount, will be approximately $1.7 million.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

We do not intend to apply to list the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

We have agreed that, for the period ending 30 days after the date of this prospectus supplement, and subject to certain exceptions, we will not, without the prior written consent of the representatives of the underwriters, (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Series C Preferred Stock or depositary shares, any other of our preferred stock (or depositary shares in respect thereof), or any securities convertible into or exercisable or exchangeable for Series C Preferred Stock, depositary shares, or any other of our preferred stock (or depositary shares in respect thereof), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Series C Preferred Stock or depositary shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series C Preferred Stock or depositary shares or such other securities, in cash or otherwise.

In connection with this offering, the underwriters may engage in short sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve syndicate sales of depositary shares in excess of the number of depositary shares to be purchased by the underwriters in the offering, which create a syndicate short position. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of depositary shares in the open market while the offering is in progress. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or retarding a decline on the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriters engage in any of these transactions, they may discontinue any of them at any time without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares.

It is expected that delivery of the depositary shares will be made upon the instructions of the joint book-running managers against payment on or about the date specified on the cover of this prospectus supplement, which is the third business day following the date of pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the business day before delivery will be required by virtue of the fact that the depositary shares initially will settle in three business days to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the depositary shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the Company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the depositary shares for resale in Australia within 12 months of the depositary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brazil

The offer of securities described in this prospectus supplement and the accompanying prospectus will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the interests in Brazil is not legal without such prior registration. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the securities is not a public offering of securities in Brazil, nor may they be used in connection with any offer for sale of the securities to the public in Brazil. This prospectus supplement and the accompanying prospectus is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The depositary shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the depositary shares offered should conduct their own due diligence on the depositary shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly any person making or intending to make an offer in any Member State of the EEA of depositary shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Synchrony nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to buy or subscribe for the depositary shares. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Hong Kong

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of the Laws of Hong Kong (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O, and no advertisement, invitation or document relating to the depositary shares has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly, each underwriter has agreed that it will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

For institutional investors only. The depositary shares have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the depositary shares may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Malaysia

No approval from the Securities Commission of Malaysia is or will be obtained, nor will any prospectus be filed or registered with the Securities Commission of Malaysia, for the offering of the depositary shares in Malaysia. This prospectus supplement and the accompanying prospectus do not constitute and are not intended to constitute an invitation or offer for subscription or purchase of the depositary shares, nor may this prospectus supplement, the accompanying prospectus or any other offering material or document relating to the depositary shares be published or distributed, directly or indirectly, to any person in Malaysia unless such invitation or offer falls within (a) Schedule 5 to the Capital Markets and Services Act 2007 (“CMSA”), (b) Schedule 6 or 7 to the CMSA as an “excluded offer or excluded invitation” or “excluded issue” within the meaning of section 229 and 230 of the CMSA and (c) Schedule 8 so the trust deed requirements in the CMSA are not applicable. No offer or invitation in respect of the depositary shares may be made in Malaysia except as an offer or invitation falling under Schedule 5, 6 or 7 and 8 to the CMSA

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the depositary shares may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar

This prospectus supplement and the accompanying prospectus have not been filed with or reviewed or approved by, the Qatar Central Bank, any other relevant Qatar governmental body or securities exchange, nor any foreign governmental body or securities exchange. This prospectus supplement and the accompanying prospectus are being issued to a limited number of sophisticated investors and should not be provided to any person other than the original recipient. It is not for general circulation in the State of Qatar and should not be reproduced or used for any other purpose.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the depositary shares in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, each underwriter has advised that it has not offered or sold any depositary shares or caused the depositary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any depositary shares or cause the depositary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

•

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

•	a trust (where the trustee is not an Accredited Investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares except:

•

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(c)(ii) (in the case of that trust) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in our depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates (Excluding The Dubai International Financial Centre)

The depositary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre (“DIFC”) should have regard to the specific notice to prospective investors in the DIFC set out above. The information contained in this prospectus supplement and the accompanying prospectus does not constitute a public offer of depositary shares in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the DFSA. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser. This prospectus supplement and the accompanying prospectus are provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

United Kingdom

This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of depositary shares in the United Kingdom (the “UK”) will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the UK of depositary shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Synchrony nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in the UK other than to UK Qualified Investors.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The depositary shares are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, (a) a “retail investor” means a person who is (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to buy or subscribe for the depositary shares. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the issue of the depositary shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the UK’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the depositary shares offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the depositary shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Synchrony.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the depositary shares in, from or otherwise involving the UK.

Relationships with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, one or more underwriters and/or their respective affiliates have received, and may in the future receive, customary fees and reimbursement of expenses as underwriters of securities offered by certain of our securitization trusts from time to time. One or more underwriters and/or their respective affiliates are also lenders to certain of our securitization trusts.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) of ours and/or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the Series C Preferred Stock and the depositary shares offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Synchrony Financial and subsidiaries at December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 6, 2026;

The portions of our Definitive Proxy Schedule on  Schedule 14A filed with the SEC on April 29, 2026 that are incorporated into Part III of the Annual Report on  Form 10-K for the year ended December 31, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on April 23, 2026; and

•	Our Current Report on Form 8-K filed with the SEC on February 25, 2026.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

SYNCHRONY FINANCIAL

Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the depositary shares, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. Our SEC filings are available to the public from the SEC’s website at https://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the SEC website referred to above.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

PROSPECTUS

SYNCHRONY FINANCIAL

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining one or more elements of the foregoing that we or, if applicable, a selling securityholder may offer and sell at any time and from time to time in one or more transactions. This prospectus contains a general description of these securities. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by one or more prospectus supplements. Prospectus supplements may add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus and each applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and each applicable prospectus supplement, before you invest in securities to which this prospectus relates.

Our common stock is listed on the New York Stock Exchange under the symbol “SYF,” our depositary shares, each representing a 1/40th interest in a share of our 5.625% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A are listed on the New York Stock Exchange under the symbol “SYFPrA” and our depositary shares, each representing a 1/40th interest in a share of our 8.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B are listed on the New York Stock Exchange under the symbol “SYFPrB.” On July 16, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $69.30 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and one or more applicable prospectus supplements will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

The securities to which this prospectus relates may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. For additional information, you should refer to “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of the securities to which this prospectus relates, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them or us, will be set forth or will be calculable based on information included or incorporated by reference in an applicable prospectus supplement.

Our principal executive office is located at 777 Long Ridge Road, Stamford, Connecticut 06902, and our telephone number at that address is (203) 585-2400.

Investing in the securities to which this prospectus relates involves risks. See “Risk Factors” included on page 4 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities to which this prospectus relates are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is July 17, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or, if applicable, a selling securityholder, may offer and sell, at any time and from time to time, the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement to which it relates. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules require an agreement or document to be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should also carefully read and consider the information included in this prospectus and each applicable prospectus supplement together with the documents we have incorporated by reference in this prospectus or an applicable prospectus supplement. Information incorporated by reference after the date of this prospectus forms a part of this prospectus and may add, update or change information contained in this prospectus or any earlier prospectus supplement. Any such information that is inconsistent with this prospectus or an earlier prospectus supplement will supersede the information in this prospectus or that earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus or an applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities to which this prospectus relates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document or such other date specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

i

Certain Defined Terms

Except as the context may otherwise require in this prospectus, references to:

•	“we,” “us,” “our” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries;

•	“Synchrony” are to SYNCHRONY FINANCIAL only;

•	the “Bank” are to Synchrony Bank (a subsidiary of Synchrony);

•	the “Board of Directors” or “Board” are to Synchrony’s board of directors;

•	“CECL” are to the impairment model known as the Current Expected Credit Loss model, which is based on expected credit losses; and

•	“VantageScore” are to a credit score developed by the three major credit reporting agencies which is used as a means of evaluating the likelihood that credit users will pay their obligations.

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship.

“Synchrony” and its logos and other trademarks referred to in this prospectus, including CareCredit®, Quickscreen®, Dual Card™, Synchrony Car Care™ and SyPI™ belong to us. Solely for convenience, we refer to our trademarks in this prospectus without the ™ and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.

Our website is www.synchrony.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•

Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February  7, 2025 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on April 24, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on March 6, 2025 and June 20, 2025 (Item 5.07 only);

•

The description of our common stock, $0.001 par value, set forth in our Form 8-A filed with the SEC on July 22, 2014 and our Registration Statement on Form S-1/A (File No. 333-194528) filed with the SEC on July 18, 2014 and declared effective on July 30, 2014, including any amendment or report filed for the purpose of updating that description;

•

The description of our Series A preferred stock, $0.001 par value, set forth in our Form 8-A filed with the SEC on November 15, 2019, including any amendment or report filed for the purpose of updating that description; and

•

The description of our Series B preferred stock, $0.001 par value, set forth in our Form 8-A filed with the SEC on February 23, 2024, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

SYNCHRONY FINANCIAL

Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

THE COMPANY

We are a premier consumer financial services company delivering one of the industry’s most complete, digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries, including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We utilize a broad set of distribution channels, including mobile apps and websites, as well as online marketplaces and business management solutions like point-of-sale platforms. Our offerings include private label, dual, co-brand and general purpose credit cards, as well as short- and long-term installment loans and consumer banking products.

Our business benefits from longstanding and collaborative relationships with our partners, including some of the nation’s leading retailers and manufacturers with well-known consumer brands, such as Lowe’s and Sam’s Club and also leading digital partners, such as Amazon and PayPal. We believe our business model has been successful because it aligns our interests with those of our partners and provides substantial value to both our partners and our customers. Our partners promote our credit products because they generate increased sales and strengthen customer loyalty. Our customers benefit from instant access to credit, discounts, or other benefits such as cash back rewards, and promotional offers. We seek to differentiate ourselves through our deep industry expertise, our long history of consumer lending, our innovative digital capabilities and our diverse product suite. We have omnichannel (in-store, online and mobile) technology and marketing capabilities, which allow us to offer and deliver our credit products instantly to customers across multiple channels. We continue to invest in, and develop, our digital assets as we aim to ensure our partners are well positioned for the rapidly evolving environment.

We conduct our operations through a single business segment. Profitability and expenses, including funding costs, credit losses and operating expenses, are managed for the business as a whole. Substantially all of our revenue generating activities are within the United States and are aligned through five sales platforms (Home & Auto, Digital, Diversified & Value, Health & Wellness and Lifestyle). Those platforms are organized by the types of partners we work with, and are measured on interest and fees on loans, loan receivables, active accounts and other sales metrics.

Our Home & Auto sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through a broad network of partners and merchants providing home and automotive merchandise and services, as well as our Synchrony Car Care network and Synchrony HOME credit card offering. Our Digital sales platform provides comprehensive payments and financing solutions with integrated digital experiences through partners and merchants who primarily engage with their consumers through digital channels. Our Diversified & Value sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through large retail partners who deliver everyday value to consumers shopping for daily needs or important life moments. Our Health & Wellness sales platform provides comprehensive healthcare payments and financing solutions, through a network of providers and health related retail locations, for those seeking health and wellness care for themselves, their families and their pets, and includes our CareCredit brand. Our Lifestyle sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through partners and merchants who offer merchandise in power sports, outdoor power equipment, and other industries such as sporting goods, apparel, jewelry and music.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. In addition, through the Bank, we offer, directly to retail, affinity relationships and commercial customers, a range of deposit products insured by the Federal Deposit Insurance Corporation (“FDIC”), including certificates of deposit, individual retirement accounts, money market accounts, savings accounts and sweep and affinity deposits. We also take deposits at the Bank through third-party securities brokerage firms that offer our FDIC-insured deposit products to their customers. Our deposit base has continued to serve as a source of stable and diversified low-cost funding for our credit activities.

RISK FACTORS

Investing in securities to which this prospectus relates involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in our most recent Annual Report on Form 10-K and under similar headings in our subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, and any applicable prospectus supplement, contain or will contain certain statements that are “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may,” “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Trends and Conditions” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•

the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs) and an economic downturn or recession, and whether industry trends we have identified develop as anticipated;

•	the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy;

•	retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners;

•	cyber-attacks or other security incidents or breaches;

•	disruptions in the operations of our and our outsourced partners’ computer systems and data centers;

•	the financial performance of our partners;

•	product, pricing and policy changes related to the Consumer Financial Protection Bureau’s (“CFPB”) final rule on credit card late fees, which was vacated in April 2025;

•	the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance;

•	higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to grow our deposits in the future;

•	damage to our reputation;

•

our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables;

•	changes in market interest rates;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of acquisitions, dispositions and strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	failure of third-parties to provide various services that are important to our operations;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation, regulatory actions and compliance issues;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations;

•

regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that Synchrony and the Bank are or will become subject to as a result of having $100 billion or more in total assets;

•	impact of capital adequacy rules and liquidity requirements;

•	restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us;

•	regulations relating to privacy, information security and data protection;

•	use of third-party vendors and ongoing third-party business relationships; and

•	failure to comply with anti-money laundering and anti-terrorism financing laws.

See the headings “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in our most recent Annual Report on Form 10-K and under similar headings in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events that occur or circumstances that arise after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

USE OF PROCEEDS

Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. General corporate purposes may include, but are not limited to, increasing our liquidity, reducing or refinancing our indebtedness or the indebtedness of one or more of our subsidiaries, funding our operations, financing receivables, financing acquisitions and redeeming outstanding securities. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.

GENERAL DESCRIPTION OF SECURITIES

We or a selling securityholder may under this prospectus offer debt securities; common stock; preferred stock; depositary shares; warrants to purchase debt securities, common stock or preferred stock; stock purchase contracts; stock purchase units; any combination of the foregoing, either individually or as units consisting of two or more securities; or hybrid securities consisting of a combination of features of any of the foregoing.

The following description of the terms of the securities we or a selling securityholder may offer under this prospectus sets forth some general terms and provisions of these securities. The particular terms of securities offered by us or a selling securityholder under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in one or more prospectus supplements. In addition, if we or a selling securityholder offer two or more securities as units, the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. The senior debt securities will be issued in one or more series under the indenture, dated as of August 11, 2014, between us and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “senior indenture”), a copy of which is incorporated by reference as an exhibit to the registration statement to which this prospectus relates. The subordinated debt securities will be issued in one or more series under the subordinated indenture, dated as of February 2, 2023, between us and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “subordinated indenture”), a copy of which is incorporated by reference as an exhibit to the registration statement to which this prospectus relates.

The senior debt securities and the subordinated debt securities are referred to in this prospectus individually as a “debt security” and collectively as the “debt securities.” The senior indenture and the subordinated indenture are each referred to in this prospectus individually as an “indenture” and collectively as the “indentures.”

Each indenture is subject to any amendments or supplements we may enter into from time to time as permitted under that indenture. We will file any amendments or supplements to an indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement to which this prospectus relates. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the debt securities and the indentures. The descriptions set forth in this prospectus do not restate the indentures and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, define your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in an indenture, those sections and definitions are incorporated by reference. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Synchrony” and the “Company” refer solely to SYNCHRONY FINANCIAL and not to any of our subsidiaries.

General

We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•

whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, any specific subordination provisions applicable thereto not otherwise set forth in this prospectus;

•	whether the debt securities will be convertible into or exchangeable for our common stock or other securities and the terms and conditions governing such exchange or conversion;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;

•

the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which that interest shall accrue, the interest payment dates on which that interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	if other than U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;

•

if applicable, the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•

any events of default, if different from the existing events of default under the indentures and described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under an indenture;

•

any addition to, or modification of, any covenants set forth in the applicable indenture with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”).

Neither indenture limits the aggregate amount of debt securities that we may issue. We may issue debt securities under either indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, neither indenture limits our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the applicable indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in Pittsburgh, Pennsylvania where we will pay the principal of, and any premium and interest on, the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the office of the trustee located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 for this purpose.

Ranking

We are a holding company and conduct substantially all of our operations through our subsidiaries. However, the debt securities will be obligations exclusively of Synchrony and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay the principal of, and any premium and interest on, the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Senior Debt Securities

Unless otherwise specified in any applicable prospectus supplement, each series of senior debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of senior debt securities.

Subordinated Debt Securities

Unless otherwise specified in any applicable prospectus supplement, each series of subordinated debt securities will be our direct, unsecured obligations and will rank junior in right of payment to all of our existing and future unsubordinated obligations.

In the event of any bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank), whether voluntarily or involuntarily, or in bankruptcy, insolvency, reorganization, receivership or other proceedings involving us or the Bank (or any successor to the Bank), then and in any such event the holders of senior obligations (including holders of any senior debt securities) will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior obligations, or provision made for such payment in cash, before the holders of subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, subordinated debt securities. To that end, the holders of senior obligations will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, which may be payable or deliverable in respect of the subordinated debt securities in the event of any bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank), whether voluntarily or involuntary, or in bankruptcy, insolvency, reorganization, receivership or other proceedings involving us or the Bank (or any successor to the Bank), whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of the subordinated debt securities. By reason of such subordination, in the event of any bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank), whether voluntarily or involuntary, or in bankruptcy, insolvency, reorganization, receivership or other proceedings involving us or the Bank (or any successor to the Bank), holders of senior obligations and holders of our other obligations that are not subordinated to senior obligations may recover more, ratably, than the holders of the subordinated debt securities.

Subject to the payment in full of all senior obligations, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior obligations to receive payments or distributions of cash, property or securities from us applicable to those senior obligations by virtue of that subordination until the principal of, and any premium and interest on, the subordinated debt securities have been paid in full.

No payment of principal (including any redemption or sinking fund payments) of, and any premium or interest on, the subordinated debt securities may be made (1) in the event and during the continuation of any default by us in the payment of principal, premium, interest or any other amount due on any senior obligations or (2) if the maturity of any senior obligations has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional senior obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute senior obligations under the subordinated indenture.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of the subordinated debt securities, may be changed prior to such issuance. Any such change would be described in an applicable prospectus supplement.

Certain Covenants

Set forth below are summaries of certain covenants in the indentures that apply to us, unless otherwise provided in an applicable prospectus supplement. However, the indentures do not significantly limit our operations. In particular, the indentures do not:

•	limit the amount or frequency of dividends that we can pay;

•	limit the amount of debt securities that we may issue from time to time;

•	limit the number of series of debt securities that we may issue from time to time;

•	limit or otherwise restrict the amount of debt which we or our subsidiaries may incur or the number or amount of securities that we may issue; or

•

contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Limitation on Disposition of Voting Stock of the Bank

The senior indenture contains a covenant limiting our ability to dispose of the Voting Stock (as defined below) of a Bank Subsidiary (as defined below). This covenant generally provides that, except as permitted as described under “—Consolidation, Merger and Sale of Assets” in this prospectus, as long as any series of the senior debt securities are outstanding:

•

neither we nor any of our subsidiaries will sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Bank Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Bank Subsidiary, and we will not permit any Bank Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Bank Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of that Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Bank Subsidiary would cease to be a “controlled subsidiary” (as defined below); and

•

we will not permit any Bank Subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets to any person except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary.

A “Bank Subsidiary” is the Bank, any successor to the Bank, or any subsidiary of ours that owns, directly or indirectly, any Voting Stock of the Bank or any successor to the Bank.

A “controlled subsidiary” is a subsidiary of ours in respect of which at least 80% of the outstanding shares of the Voting Stock of that subsidiary is at the time owned by us, by one or more of our subsidiaries or by us and one or more of our controlled subsidiaries.

“Voting Stock” of any specified person as of any date means the capital stock of that person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of that person; provided that, for the purposes hereof, capital stock which carries only the right to vote conditionally upon the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The limitations described above do not apply to transactions required by law, rule, regulation, direction or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in the second bullet point above will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

The subordinated indenture does not contain the limitation described above or any other limitation on the disposition of Voting Stock of a Bank Subsidiary.

Limitation on Creation of Liens

The senior indenture contains a covenant limiting our ability to create liens on the Voting Stock of a Bank Subsidiary. This covenant generally provides that, as long as any series of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Bank Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, any shares of Voting Stock of a Bank Subsidiary, in each case to secure indebtedness for borrowed money, if, treating that pledge, encumbrance or lien as a transfer of the shares of Voting Stock of that Bank Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of that Bank Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of that Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), that Bank Subsidiary would cease to be a controlled subsidiary (as defined above under “—Limitation on Disposition of Voting Stock of the Bank”), unless the senior debt securities are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

In addition, for the avoidance of doubt, the limitations described in the preceding paragraph do not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with our securitization financing facilities.

The subordinated indenture does not contain the limitation on liens described above or any other limitation on creation of liens.

Consolidation, Merger and Sale of Assets

Each indenture provides that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•

either we are the continuing person or the successor person is a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the

District of Columbia that pursuant to a supplemental indenture to the applicable indenture expressly assumes all of our obligations under the applicable indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the applicable indenture and the debt securities issued and outstanding thereunder;

•

immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default, event of default or covenant breach has occurred and is continuing under the applicable indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with the applicable indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, with the same effect as if it or they had been named in the applicable indenture as us and we shall be relieved of any further obligations under such indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

Reports

Under the indentures, we are required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time those documents are filed via the EDGAR system or that successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indentures.

Events of Default; Covenant Breaches

Senior Debt Securities

Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the senior indenture with respect to any series of senior debt securities:

•	default in the payment of any installment of interest on that series of senior debt securities when due and payable, and the continuance of that default for 30 days;

•

default in the payment of the principal of, or any premium on, that series of senior debt securities when due and payable (whether at maturity, upon redemption or otherwise), and the continuance of that default for 30 days ;

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of Synchrony; and

•	any other event of default provided with respect to such senior debt securities.

The senior indenture defines a “covenant breach” with respect to any series of senior debt securities issued on or after August 2, 2024, as being any one of the following events:

•	default in the deposit of any sinking fund payment when due and payable by the terms of the senior debt securities of such series; or

•

failure to observe or perform any other of the covenants or agreements on our part in the debt securities of such series or in the senior indenture (other than a covenant or agreement a default in the performance of which or the breach of which constitutes an event of default under the senior indenture), and continuance of such failure for a period of 60 days after the date on which written notice of such failure, stating that such notice is a “covenant breach”, requiring us to remedy the same, shall have been given to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series.

Subordinated Debt Securities

Unless otherwise provided in any applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur only upon the occurrence of certain events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank). Unless otherwise provided in any applicable prospectus supplement with respect to a series of subordinated debt securities, there will be no “event of default,” and holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities, including a default in the payment of principal of, and any premium or interest on, such subordinated debt securities.

Remedies

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank) occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee.

Acceleration of Senior Debt Securities; Waiver of Defaults

If any other event of default with respect to a series of senior debt securities occurs, the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of the senior debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of senior debt securities will become immediately due and payable.

However, at any time after a declaration declaring the principal amount of a series of senior debt securities to be due and payable immediately has been made or any series of senior debt securities shall have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series of senior debt securities may, subject to conditions specified in the indentures, rescind and annul that declaration or acceleration and its consequences.

Acceleration of Subordinated Debt Securities

As discussed above, payment of the principal amount of any series of subordinated debt securities shall be accelerated automatically in the case of certain events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank). Payment of the principal amount of any series of subordinated debt securities, however, may not be accelerated if we default in the performance of any covenant or obligation with respect to those subordinated debt securities, including a default in the payment of principal of, and any premium or interest on, those subordinated debt securities.

Indemnification of the Trustee for Actions Taken on Your Behalf

Subject to the provisions of each indenture relating to the duties of the trustee, if an event of default or a covenant breach then exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the applicable indenture, the holders of a majority in principal amount of outstanding debt securities of any series issued under that indenture have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and each indenture permits the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines that withholding of such notices is in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in each indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such reasonable indemnity as it may require, to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the applicable indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.

Modification of Indentures

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:

•	change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•

in the case of the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination provisions in a manner materially adverse to the holders of the subordinated debt securities;

•	adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our common stock or other securities in accordance with the terms of such security;

•	reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	make the principal of, and any premium or interest on, any debt security payable in a different currency;

•

reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	change any place of payment where the debt securities or interest thereon is payable;

•	modify the interest rate reset provision of any debt security;

•

impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•

modify provisions of the indentures relating to waiver of defaults or amendment of the indentures, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.

In addition, we and the trustee with respect to each indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•

to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the applicable indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “—Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the applicable indenture and in the debt securities issued thereunder;

•

to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default, an event of default or a covenant breach under the applicable indenture;

•	to establish the forms or terms of debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the applicable indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the applicable indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

•	to modify or amend the applicable indenture to permit the qualification of the indentures or any supplemental indentures under the Trust Indenture Act as then in effect;

•	to provide for the issuance of additional debt securities of any series;

•

to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the applicable indenture in definitive certificated form in the circumstances permitted by the terms of the applicable indenture and those debt securities, and to make all appropriate changes to the applicable indenture for that purpose;

•

to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indentures

We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “—Certain Covenants” in this prospectus and under such other covenants for that series as may be established in the future in accordance with the terms of the applicable indenture and to provide that any event of default expressed to be subject to covenant defeasance under the applicable indenture shall no longer constitute an event of default under the applicable indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, we have the right at any time to terminate all of our obligations under an indenture with respect to any series of debt securities issued thereunder, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and any premium or interest on, that series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain registrars and paying agents in respect of the debt securities, to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the applicable indenture.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to those debt securities will be described in an applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and any premium or interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to those debt securities and that index or formula and securities or commodities will be described in an applicable prospectus supplement.

Foreign Currencies

If the principal of, and any premium or interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to those debt securities and that currency will be described in an applicable prospectus supplement.

Satisfaction and Discharge

An indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder, if:

•

either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of that series; and

•	if, in either case, we also pay or cause to be paid all other sums then payable under the applicable indenture by us.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities of a particular series have given or taken any demand, direction, consent or other action under the indentures as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under an indenture entitled to vote or consent (or to revoke any vote or consent) to any action under that indenture, in the manner and subject to the limitations provided in that indenture.

Resignation and Removal of a Trustee

The trustee may resign with respect to an indenture at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series issued and outstanding under the applicable indenture.

No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indentures.

Governing Law

The senior indenture and the subordinated indenture are, and any debt securities issued under either indenture, and any claim, controversy or dispute arising under or related to the indentures and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in an applicable prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the debt securities. Unless otherwise indicated in an applicable prospectus supplement, each series of debt securities will be issued as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully-registered global security certificates, representing the total aggregate principal amount of each series of the debt securities, will be issued with respect to each series of the debt securities and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities so long as the debt securities are represented by global security certificates.

Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

The information in this section concerning the depositary, its book-entry system, Clearstream and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

The Euroclear System

The Euroclear System has advised us that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

Definitive Certificate Form

We will issue debt securities in definitive certificated form in exchange for global securities if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the applicable series of debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of that failure to be registered;

•

we determine at any time that the applicable series of debt securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•

any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the applicable series of debt securities, and that exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under that series of debt securities.

Any global debt security, or portion thereof, that is exchangeable pursuant to the foregoing paragraph will be exchangeable for debt security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the debt securities and the indentures. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debt securities represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the debt securities or the indentures.

All payments on the debt securities represented by the global security certificates and all transfers and deliveries of related debt securities will be made to the depositary or its nominee, as the case may be, as the holder of the debt securities.

Global Security Certificates

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

Global Clearance and Settlement Procedures

Unless otherwise indicated in an applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or

Clearstream Participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our second amended and restated certificate of incorporation (our “certificate of incorporation”) and amended and restated bylaws (our “bylaws”). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

References in this section to “we,” “us” and “our” refer to SYNCHRONY FINANCIAL and not to any of its subsidiaries.

General

Under our certificate of incorporation, we have authority to issue (i) 4,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 300,000,000 shares of preferred stock, par value $0.001 per share. As of July 15, 2025, we had 372,057,548 shares of common stock outstanding, and 750,000 shares of Series A preferred stock and 500,000 shares of Series B preferred stock issued.

Common Stock

Voting Rights

Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive, on a pro rata basis, such dividends and distributions, if any, as may be lawfully declared from time to time by our board of directors. Declaration and payment of dividends are subject to the discretion of our board of directors.

Other Rights

Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment of the full amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled by the express terms of such series.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SYF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	the designation of the series;

•	the number of shares constituting the series;

•	dividend rights;

•	conversion or exchange rights; and

•	the terms of redemption and liquidation preferences.

Anti-Takeover Effects of Provisions of the DGCL, Federal Reserve Board Regulations and Our Certificate of Incorporation and Bylaws

The DGCL, Federal Reserve Board regulations and our certificate of incorporation and bylaws contain provisions that may delay, deter, prevent or render more difficult a takeover attempt that our stockholders might consider to be in their best interests. Even in the absence of a takeover attempt, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.

Federal Reserve Board Requirements

Under Federal Reserve Board regulations, takeover attempts, business combinations and certain acquisitions of our common stock may require the prior approval of or notice to the Federal Reserve Board. If an entity seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, acquire control of the election or appointment of a majority of the directors on our board of directors, or exercise a controlling influence over our management or policies, it would be required to obtain the prior approval of the Federal Reserve Board. An existing bank holding company generally would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting stock. In addition, under other Federal Reserve Board regulations, if any individual or entity seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, the individual or entity generally is required to provide 60 days’ prior notice to the Federal Reserve Board. An individual or entity is presumed to control us, and therefore generally required to provide 60 days’ prior notice to the Federal Reserve Board, if the individual or entity acquires 10% or more of any class of our voting stock, although the individual or entity may seek to rebut the presumption of control based on the facts.

Authorized but Unissued Common and Preferred Stock

The existence of authorized and unissued common and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell common stock they own at prices higher than prevailing market prices.

Board of Directors

Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, any director or the entire board of directors may be removed at any time with or without cause by the affirmative vote of the holders of a majority in voting power of our outstanding common stock entitled to vote thereon.

Stockholder Action

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable preferred stock designation.

Our certificate of incorporation also provides that, except as required by law and subject to the rights of any holders of preferred stock, special meetings of our stockholders for any purpose or purposes may be called only (i) by or at the direction of our board of directors, any committee of our board of directors, our Chairman of the board of directors or our Chief Executive Officer or (ii) by our corporate secretary upon the written request of holders of a majority of our issued and outstanding common stock. No business other than that stated in the notice will be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Requirements for Nominations of Directors or Other Stockholder Proposals; Proxy Access

Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a matter brought under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to our corporate secretary, in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, or in the case of a special meeting, to be timely, a stockholder’s notice must be received by our corporate secretary not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

•	the name and record address of the stockholder and the beneficial owner;

•	information as to the ownership by the stockholder and the beneficial owner of our capital stock, derivative instruments, short positions and related information;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

•

a representation whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination or proposal.

As to each person whom the stockholder proposes to nominate for election as a director, the notice shall include, among other information, the following:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election contest, or otherwise required, pursuant to the Exchange Act;

•	the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made;

•

the person’s written representation and agreement that: (i) except as has been disclosed to us, such person is not and will not become a party to any voting commitment or compensation, reimbursement or indemnification arrangement in connection with service as a director and (ii) such person would, if elected as a director, comply with all of our corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to our directors; and

•	such other information as required under our bylaws.

As to any other business that the stockholder proposes to bring before the meeting, the notice shall include, among other information, the following:

•

a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions or bylaw amendment proposed for consideration), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made; and

•

a description of all agreements, arrangements and understandings between the stockholder and beneficial owner and any other person or persons acting in concert with them in connection with the proposal.

Our bylaws also have proxy access procedures for stockholders to make nominations of candidates for election for directors at our annual meeting of stockholders.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee to us or our stockholders, (iii) any action asserting a claim pursuant to the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. Our certificate of incorporation further provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and to have consented to this provision. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors or officers will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer. Under the DGCL as it now reads, such limitation of liability is not permitted:

•	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for directors, for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL;

•	for any transaction from which the director or officer derived an improper personal benefit; or

•	for officers, in any action by or in right of the corporation.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us, or has or had agreed to become a director of us, or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director or officer of us under our certificate of incorporation in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to grant similar indemnification rights to our employees or agents and our bylaws authorize us to maintain insurance on behalf of any person who is an officer, director, employee or agent.

Delaware Business Combination Statute

Our certificate of incorporation does not exempt us from the application of Section 203 of the DGCL.

Section 203 of the DGCL provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation from the corporation, with the corporation for a three-year period following the time that such stockholder became an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203 of the DGCL, an interested stockholder is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant deposit agreement and depositary receipts, which will be filed with the SEC. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in any applicable prospectus supplement.

An applicable prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in an applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant warrant agreements, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates (the “Stock Purchase Contracts”). The price per share of shares of our common stock or preferred stock and number of shares of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

An applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or, if applicable, a selling securityholder, may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. An applicable prospectus supplement will describe the terms of the offering of the applicable securities and the method of distribution of those securities, including the following information, if applicable:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in an applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to which this prospectus relates to the public through an underwriting syndicate or through a single underwriter.

Unless any applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless an applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in an applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In an applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in an applicable prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in an applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in an applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in an applicable prospectus supplement. An applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless any applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to apply to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in those securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the offered securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities offered under this prospectus.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Selling Securityholder

A selling securityholder may use this prospectus in connection with the offering of our securities for resale. An applicable prospectus supplement will identify the selling securityholder and the terms of the securities offered for resale. A selling securityholder may be deemed to be an underwriter in connection with the securities it resells and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. A selling securityholder will receive all the proceeds, and we will not receive any proceeds, from resales by that selling securityholder.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements for SYNCHRONY FINANCIAL and its subsidiaries at December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

500,000 Depositary Shares Each Representing a 1/100th Interest in a Share of 7.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Barclays	Morgan Stanley

Passive Book-Running Managers

J.P. Morgan	Mizuho	RBC Capital Markets

TD Securities	Wells Fargo Securities

Co-Managers

Academy Securities	Blaylock Van, LLC	CastleOak Securities, L.P.	Mischler Financial Group, Inc.

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Siebert Williams Shank

June 2, 2026